UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 8, 2018

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 364-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 8, 2018, CSI Compressco LP, a Delaware limited partnership (the “Partnership”), CSI Compressco Finance Inc., a Delaware corporation and wholly owned subsidiary of the Partnership (“Finance Corp” and, together with the Partnership, the “Issuers”), and the guarantors named therein (the “Guarantors”), entered into the Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the initial purchasers listed in Schedule A thereto (collectively, the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers $350 million aggregate principal amount of the Issuers’ 7.500% Senior Secured First Lien Notes due 2025 (the “Notes”). The Notes will be jointly and severally, and fully and unconditionally, guaranteed (the “Guarantees”) on a senior secured basis initially by each of the Partnership’s domestic restricted subsidiaries (other than Finance Corp, certain immaterial subsidiaries and certain other excluded domestic subsidiaries). The Notes will mature on April 1, 2025 and were issued at par for net proceeds of approximately $344.25 million, after deducting estimated expenses. The closing of the issuance and sale of the Notes and the Guarantees is expected to occur on or about March 22, 2018, subject to customary closing conditions.

The net proceeds from the issuance and sale of the Notes and the Guarantees will be used to repay in full and terminate the Partnership’s existing revolving credit facility and for general partnership purposes, including the expansion of its compression fleet.

The Notes and the Guarantees will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder. The Initial Purchasers intend to resell the Notes and Guarantees (i) inside the United States to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”), under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A and (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes and Guarantees have not been and will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes and the Guarantees, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type.

In the ordinary course of their respective businesses, the Initial Purchasers and certain of their respective affiliates have in the past and may in the future engage in investment banking or other transactions of a financial nature with the Partnership and its affiliates, for which they have received or will receive customary compensation. In particular, Bank of America, N.A. is administrative agent, collateral agent, letter of credit issuer and swingline issuer under our existing revolving credit facility. In addition, affiliates of certain of the Initial Purchasers are lenders under our existing revolving credit facility and, therefore, will receive a portion of the net proceeds from the offering of the Notes and Guarantees.

Additionally, the Partnership is engaged in negotiations with certain of its existing lenders to enter into a new 5-year ABL Facility with availability of up to $50 million which will be secured by its accounts receivable, inventory and certain other assets customarily pledged under such facilities (the “ABL Facility”). There can be no assurance of the timing of the finalization of the terms of the new ABL Facility. The consummation of the offering of the Notes is not conditioned upon the entry into and effectiveness of the anticipated ABL Facility. Certain of the Initial Purchasers or their affiliates are expected to be lenders under the anticipated ABL Facility and may receive customary fees and reimbursement of expenses in connection with the anticipated ABL Facility. In addition, Bank of America, N.A. is expected to serve as administrative agent under our anticipated ABL Facility.

The Issuers and the Guarantors have agreed with the Initial Purchasers that they will not, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities (other than the Notes) of the Issuers or any of  the Guarantors for a period of 60 days after the date of the Purchase Agreement without the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 8, 2018, the Partnership issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the pricing of the offering of the Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement, dated March 8, 2018, by and among CSI Compressco LP, CSI Compressco Finance Inc., the guarantors named therein and the initial purchasers named therein.
99.1	Press Release, dated March 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel

Date: March 13, 2018